Contact:                      Caitlin Gursslin, Investor Relations, caitlin.gursslin@ni.com

National Instruments Reports Record First Quarter Revenue

Q1 2013 Highlights

•	Record first quarter revenue of $286 million, up 10 percent year-over-year

•	Record orders for a first quarter in LabVIEW, PXI, CompactRIO and NI CompactDAQ products

•	GAAP gross margin of 75.5 percent and non-GAAP gross margin of 76.6 percent

•	Fully diluted GAAP EPS of $0.15 and fully diluted non-GAAP EPS of $0.21

AUSTIN, Texas – April 25, 2013 – National Instruments (Nasdaq: NATI) today announced Q1 revenue of $286 million, a new first quarter record and a 10 percent increase from Q1 2012. Orders were up 8 percent year-over-year in Q1, with the average order size reaching a new first quarter record of $4,975. In Q1, the company’s orders under $20,000 declined 1 percent year-over-year; orders between $20,000 and $100,000 grew 6 percent year-over-year; and orders above $100,000 grew 43 percent year-over-year.

GAAP net income for Q1 was $19 million, with fully diluted earnings per share (EPS) of $0.15, and non-GAAP net income was $26 million, with non-GAAP fully diluted EPS of $0.21. The company’s EPS was $0.03 below the midpoint of its guidance range due to a $0.01 per share loss on foreign exchange, primarily from the devaluation of the Japanese yen, and $0.02 per share as a result of expenses running ahead of plan. EBITDA, or Earnings Before Interest, Taxes, Depreciation and Amortization, was $35 million, or $0.28 per share for Q1.

In Q1, GAAP gross margin increased to 75.5 percent and non-GAAP gross margin reached 76.6 percent, up sequentially from 75.2 and 76.0 percent, respectively.

The company’s non-GAAP results exclude the impact of stock-based compensation, amortization of acquisition-related intangibles, acquisition accounting for deferred revenue, acquisition-related adjustments and acquisition-related transaction costs. Reconciliations of the company’s GAAP and non-GAAP results are included as part of this news release.

National Instruments continued to deliver value to its largest customer and secured orders from this customer related to three different applications that use LabVIEW and the NI PXI platform to rapidly develop a production test solution. In Q1 2013, National Instruments received approximately $17 million in orders from this customer and an additional $7 million in orders to date in Q2. The majority of these orders are related to a new application in a highly competitive space that NI has not served for this customer before.  As a result, gross margins for this application are significantly below company average. National Instruments recognized $4 million in revenue from this customer in Q1and anticipates recognizing the remainder of the revenue from existing orders over the coming quarters. Due to a reduced forecast for this customer, National Instruments now believes the total value of orders from its largest customer may be less than the total value of orders received from this customer in 2012.

“We are disappointed we overspent in the first quarter, and are taking corrective actions to adjust our spending,” said Dr. James Truchard, co-founder, president and CEO. “We are focusing our efforts on activities that have proven successful in growing our large order business.”

Geographic revenue in U.S. dollar terms for Q1 2013 compared to Q1 2012 was up 12 percent in the Americas, up 4 percent in Europe, up 3 percent in East Asia and up 37 percent in Emerging Markets. In East Asia, the significant decline in the value of the Japanese yen negatively impacted the region’s performance. In local currency terms, revenue was up 4 percent in Europe, up 2 percent in East Asia and up 35 percent in Emerging Markets.

As of March 31, NI had $327 million in cash and short-term investments. The National Instruments Board of Directors approved a quarterly dividend of $0.14 per share on the company’s common stock payable on June 3 to stockholders of record on May 13.

Guidance for Q2 2013

“While we were very pleased with our revenue execution in Q1, we are very disappointed in our profit performance,” said Alex Davern, NI COO and CFO. “We are taking corrective actions to control our spending through the rest of 2013.”

National Instruments Reports Record First Quarter Revenue
April 25, 2013

National Instruments continues to be conservative in planning for Q2 due to the continued weakness of the PMI and the reduced forecast for its largest customer. As a result, NI expects revenue for Q2 2013 to be between $290 million and $320 million, an increase of 5 percent at the midpoint of guidance over Q2 2012. NI expects gross margins to decline significantly year-over-year in Q2 2013, due to customer mix and lowered production levels, and total non-GAAP operating expenses to be $193 million, plus or minus $2 million. The company expects fully diluted EPS will be in the range of $0.09 to $0.21 for Q2, with non-GAAP fully diluted EPS expected to be in the range of $0.16 to $0.28.

Non-GAAP Presentation

In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results and non-GAAP information that exclude certain charges. In this news release, the company has presented its gross profit, gross margin, operating expenses, operating income, operating margin, income before income taxes, provision for income taxes, net income and basic and fully diluted EPS for the three-month periods ending March 31, 2013 and 2012, on a GAAP and non-GAAP basis. NI is also providing guidance on its non-GAAP operating expenses and fully diluted EPS.

When presenting non-GAAP information, the company includes a reconciliation of the non-GAAP results to the GAAP results. Management believes that including the non-GAAP results assists investors in assessing the company’s operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider stock-based compensation expense, amortization of acquisition-related intangibles, acquisition accounting for deferred revenue, acquisition-related adjustments and acquisition-related transaction costs in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods, to establish operational goals, to compare with its business plan and individual operating budgets, to measure management performance for the purposes of executive compensation including payments to be made under bonus plans, to assist the public in measuring the company’s performance relative to the company’s long-term public performance goals, to allocate resources and, relative to the company’s historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance.

This news release also discloses the company’s EBITDA and EBITDA diluted EPS for the three-month periods ending March 31, 2013 and 2012. The company also believes that including the EBITDA results assists investors in assessing the company’s operational performance relative to its competitors. A reconciliation of EBITDA and EBITDA diluted EPS to GAAP net income and GAAP diluted EPS is included with this news release.

Conference Call Information

Interested parties can listen to the Q1 2013 conference call today, April 25, at 4:00 p.m. CT at ni.com/call. Replay information is available by calling (855) 859-2056, confirmation code #27646139, shortly after the call through April 30 at 11:00 p.m. CT.

Forward-Looking Statements

This release contains “forward-looking statements,” including statements related to taking corrective actions to adjust spending, recognizing the remainder of the revenue from existing orders from its largest customer over the coming quarters, belief the total value of orders from its largest customer may be less than the total value of orders received from this customer in 2012, focusing efforts on activities that have proven successful in growing its large order business, being conservative in planning, continued weakness in the Global PMI, the reduced forecast from its largest customer and the company’s Q2 guidance for revenue, gross margins, non-GAAP operating expenses and GAAP and non-GAAP EPS. These statements are subject to a number of risks and uncertainties, including the risk of adverse changes or fluctuations in the global economy, foreign exchange fluctuations, component shortages, delays in the release of new products, fluctuations in customer demand for NI products including orders from NI’s largest customer, fluctuations in average order size, the company’s ability to effectively manage its operating expenses, manufacturing inefficiencies, adjustments to acquisition earn-out accruals and the impact of NI’s recent and any future acquisitions. Actual results may differ materially from the expected results.

The company directs readers to its Form 10-K for the fiscal year ended Dec. 31, 2012, and the other documents it files with the SEC for other risks associated with the company’s future performance.

About National Instruments

Since 1976, National Instruments (www.ni.com) has equipped engineers and scientists with tools that accelerate productivity, innovation and discovery. NI’s graphical system design approach to engineering provides an integrated software and hardware platform that speeds the development of any system needing measurement and control. The company’s long-term vision and focus on improving society through its technology supports the success of its customers, employees, suppliers and shareholders. Readers can obtain investment information from the company’s investor relations department by calling (512) 683-5090, emailing nati@ni.com or visiting www.ni.com/nati. (NATI-F)

CompactRIO, LabVIEW, National Instruments, NI, ni.com and NI CompactDAQ are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

###

National Instruments
Consolidated Balance Sheets
(in thousands)

	March 31, 2013	Dec. 31,
	(unaudited)	2012
Assets
Current assets:
Cash and cash equivalents	$172,054	$161,996
Short-term investments	155,251	173,166
Accounts receivable, net	172,123	187,060
Inventories, net	188,591	169,990
Prepaid expenses and other current assets	58,462	48,009
Deferred income taxes, net	28,361	27,479
Total current assets	774,842	767,700

Property and equipment, net	259,123	249,721
Goodwill	146,660	147,258
Intangible assets, net	89,247	93,913
Other long-term assets	28,358	26,177
Total assets	$1,298,230	$1,284,769

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$66,821	$65,080
Accrued compensation	26,202	29,978
Deferred revenue – current	94,992	90,714
Accrued expenses and other liabilities	31,977	34,373
Other taxes payable	21,856	24,811
Total current liabilities	241,848	244,956

Deferred income taxes	46,464	47,630
Liability for uncertain tax positions	21,657	20,920
Deferred revenue – long-term	19,944	20,446
Other long-term liabilities	10,556	11,689
Total liabilities	$340,469	$345,641

Stockholders’ equity:
Preferred stock	$-	$-
Common stock	1,235	1,229
Additional paid-in capital	552,603	532,845
Retained earnings	405,529	404,210
Accumulated other comprehensive (loss) income	(1,606)	844
Total stockholders’ equity	$957,761	$939,128
Total liabilities and stockholders’ equity	$1,298,230	$1,284,769

National Instruments
Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended
	March 31,
	(unaudited)
	2013	2012
Net sales:
Product	$265,418	$239,335
Software maintenance	21,070	21,798
Total net sales	286,488	261,133

Cost of sales:
Product	$68,626	$59,791
Software maintenance	1,614	1,557
Total cost of sales	70,240	61,348

Gross profit	$216,248	$199,785

Operating expenses:
Sales and marketing	$114,070	$100,052
Research and development	61,256	54,015
General and administrative	22,844	21,374
Acquisition-related adjustment	(1,316)	-
Total operating expenses	$196,854	$175,441

Operating income	$19,394	$24,344

Other income (expense):
Interest income	$185	$230
Net foreign exchange loss	(1,462)	(888)
Other income, net	24	104

Income before income taxes	$18,141	$23,790

(Benefit from) provision for income taxes	(459)	5,148

Net income	$18,600	$18,642

Basic earnings per share	$0.15	$0.15
Diluted earnings per share	$0.15	$0.15

Weighted average shares outstanding –
Basic	123,306	120,908
Diluted	124,365	121,972

Dividends declared per share	$0.14	$0.14

National Instruments
Consolidated Statements of Cash Flows
(in thousands)
	Three Months Ended
	March 31,
	(unaudited)
	2013	2012
Cash flow from operating activities:
Net income	$18,600	$18,642
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	16,829	14,115
Stock-based compensation	7,134	6,303
Tax benefit from deferred income taxes	(1,902)	(1,567)
Tax benefit from stock option plans	(459)	(246)
Changes in operating assets and liabilities:
Accounts receivable	15,115	1,671
Inventories	(18,045)	(8,413)
Prepaid expenses and other assets	(12,969)	9,468
Accounts payable	1,603	518
Deferred revenue	3,775	5,374
Taxes and other liabilities	(9,199)	(12,361)
Net cash provided by operating activities	$20,482	$33,504

Cash flow from investing activities:
Capital expenditures	(19,094)	(9,054)
Capitalization of internally developed software	(2,803)	(3,740)
Additions to other intangibles	(1,418)	(333)
Purchases of short-term investments	(8,177)	-
Sales and maturities of short-term investments	26,092	84,608
Net cash (used in) provided by investing activities	$(5,400)	$71,481

Cash flow from financing activities:
Proceeds from issuance of common stock	11,798	7,605
Dividends paid	(17,281)	(16,934)
Tax benefit from stock option plans	459	246
Net cash used in financing activities	$(5,024)	$(9,083)

Net change in cash and cash equivalents	10,058	95,902
Cash and cash equivalents at beginning of period	161,996	142,608
Cash and cash equivalents at end of period	$172,054	$238,510

Detail of GAAP Charges Related to Revenue, Stock-Based Compensation,
Amortization of Acquisition Intangibles and Acquisition-Related Transaction Costs
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2013	2012
Revenue
Acquisition-related deferred revenue	$-	$1,269
Provision for income taxes	-	(444)
Total	$-	$825

Stock-based compensation
Cost of sales	$421	$415
Sales and marketing	3,073	2,640
Research and development	2,737	2,449
General and administrative	903	799
Provision for income taxes	(1,814)	(1,507)
Total	$5,320	$4,796

Amortization of acquisition intangibles
Cost of sales	$2,760	$2,410
Sales and marketing	518	447
Research and development	673	-
Other income, net	193	189
Provision for income taxes	(1,350)	(972)
Total	$2,794	$2,074

Acquisition-related transaction costs
Cost of sales	$-	$32
Sales and marketing	118	220
Research and development	144	106
General and administrative	106	47
Acquisition-related adjustment	(1,316)	-
Provision for income taxes	(106)	(142)
Total	$(1,054)	$263

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2013	2012
Reconciliation of Net Sales to Non-GAAP Net Sales
Net sales, as reported	$286,488	$261,133
Acquisition-related deferred revenue	-	1,269
Non-GAAP net sales	$286,488	$262,402

Reconciliation of Gross Profit to Non-GAAP Gross Profit
Gross profit, as reported	$216,248	$199,785
Acquisition-related deferred revenue	-	1,269
Stock-based compensation	421	415
Amortization of acquisition intangibles	2,760	2,410
Acquisition-related transaction costs	-	32
Non-GAAP gross profit	$219,429	$203,911
Non-GAAP gross margin	77%	78%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
Operating expenses, as reported	$196,854	$175,441
Stock-based compensation	(6,713)	(5,888)
Amortization of acquisition intangibles	(1,191)	(447)
Acquisition-related adjustment	1,316	-
Acquisition-related transaction costs	(368)	(373)
Non-GAAP operating expenses	$189,898	$168,733

Reconciliation of Operating Income to Non-GAAP Operating Income
Operating income, as reported	$19,394	$24,344
Acquisition-related deferred revenue	-	1,269
Stock-based compensation	7,134	6,303
Amortization of acquisition intangibles	3,951	2,857
Acquisition-related adjustment	(1,316)	-
Acquisition-related transaction costs	368	405
Non-GAAP operating income	$29,531	$35,178
Non-GAAP operating margin	10%	13%

Reconciliation of Income Before Income Taxes to Non-GAAP Income Before Income Taxes
Income before income taxes, as reported	$18,141	$23,790
Acquisition-related deferred revenue	-	1,269
Stock-based compensation	7,134	6,303
Amortization of acquisition intangibles	4,144	3,046
Acquisition-related adjustment	(1,316)	-
Acquisition-related transaction costs	368	405
Non-GAAP income before income taxes	$28,471	$34,813

Reconciliation of Provision for Income Taxes to Non-GAAP Provision for Income Taxes
(Benefit from) provision for income taxes, as reported	$(459)	$5,148
Acquisition-related deferred revenue	-	444
Stock-based compensation	1,814	1,507
Amortization of acquisition intangibles	1,350	972
Acquisition-related transaction costs	106	142
Non-GAAP provision for income taxes	$2,811	$8,213

Reconciliation of GAAP Net Income, Basic EPS and Diluted EPS to Non-GAAP Net Income, Basic EPS and Diluted EPS
(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2013	2012
Net income, as reported	$18,600	$18,642
Adjustments to reconcile net income to non-GAAP net income:
Acquisition-related deferred revenue, net of tax effect	-	825
Stock-based compensation, net of tax effect	5,320	4,796
Amortization of acquisition intangibles, net of tax effect	2,794	2,074
Acquisition-related adjustment	(1,316)	-
Acquisition-related transaction costs, net of tax effect	262	263
Non-GAAP net income	$25,660	$26,600

Basic EPS, as reported	$0.15	$0.15
Adjustment to reconcile basic EPS to non-GAAP basic EPS:
Impact of acquisition-related deferred revenue, net of tax effect	-	0.01
Impact of stock-based compensation, net of tax effect	0.05	0.04
Impact of amortization of acquisition intangibles, net of tax effect	0.02	0.02
Impact of acquisition-related adjustment	(0.01)	-
Impact of acquisition-related transaction costs, net of tax effect	-	-
Non-GAAP basic EPS	$0.21	$0.22

Diluted EPS, as reported	$0.15	$0.15
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS:
Impact of acquisition-related deferred revenue, net of tax effect	-	0.01
Impact of stock-based compensation, net of tax effect	0.05	0.04
Impact of amortization of acquisition intangibles, net of tax effect	0.02	0.02
Impact of acquisition-related adjustment	(0.01)	-
Impact of acquisition-related transaction costs, net of tax effect	-	-
Non-GAAP diluted EPS	$0.21	$0.22

Weighted average shares outstanding –
Basic	123,306	120,908
Diluted	124,365	121,972

Reconciliation of Net Income and Diluted EPS to EBITDA and EBITDA Diluted EPS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2013	2012
Net income, as reported	$18,600	$18,642
Adjustments to reconcile net income to EBITDA:
Interest income	(185)	(230)
Taxes	(459)	5,148
Depreciation and amortization	16,829	14,115
EBITDA	$34,785	$37,675

Diluted EPS, as reported	$0.15	$0.15
Adjustment to reconcile diluted EPS to EBITDA:
Interest income	(0.00)	-
Taxes	(0.00)	0.04
Depreciation and amortization	0.13	0.12
EBITDA diluted EPS	$0.28	$0.31

Weighted average shares outstanding – diluted	124,365	121,972

Reconciliation of GAAP to Non-GAAP Operating Expense Guidance (in millions)
(unaudited)
	Three Months Ended
	June 30, 2013

	Low	High
GAAP operating expense, guidance	$199	$203
Adjustment to reconcile operating expense to non-GAAP
operating expense:
Impact of stock-based compensation	$7	$7
Impact of amortization of acquisition intangibles	$1	$1

Non-GAAP operating expense, guidance	$191	$195
National Instruments
Reconciliation of GAAP to Non-GAAP EPS Guidance
(unaudited)

	Three Months Ended
	June 30, 2013
	Low	High
GAAP fully diluted EPS, guidance	$0.09	$0.21
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS:
Impact of stock-based compensation, net of tax effect	0.05	0.05
Impact of amortization of acquisition intangibles, net of tax effect	0.02	0.02

Non-GAAP diluted EPS, guidance	$0.16	$0.28